                                                                     EXHIBIT 4.8

                                    FORM OF
                      SENIOR EXCHANGEABLE PREFERRED STOCK
                                  CERTIFICATE


                               [FACE OF SECURITY]

     THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND THIS SECURITY MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR IN ACCORDANCE WITH AN APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (SUBJECT TO THE DELIVERY OF SUCH EVIDENCE, IF ANY, REQUIRED UNDER THE CERTIFICATE OF DESIGNATIONS PURSUANT TO WHICH THIS SECURITY IS ISSUED) AND IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER JURISDICTION. EACH PURCHASER OF THE SECURITY EVIDENCED HEREBY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A OR REGULATION S THEREUNDER OR ANOTHER EXEMPTION UNDER THE SECURITIES ACT. THE HOLDER OF THE SECURITY EVIDENCED HEREBY AGREES FOR THE BENEFIT OF PACKAGING CORPORATION OF AMERICA THAT (A) SUCH SECURITY MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (1)(a) TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES
ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (b) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT,
(c) OUTSIDE THE UNITED STATES TO A FOREIGN PERSON IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 904 UNDER THE SECURITIES ACT OR (d) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL IF THE COMPANY SO REQUESTS), (2) TO PACKAGING CORPORATION OF AMERICA OR (3) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND (B) THE HOLDER WILL AND EACH SUBSEQUENT HOLDER IS REQUIRED TO NOTIFY ANY PURCHASER FROM IT OF THE SECURITY EVIDENCED HEREBY OF THE RESALE RESTRICTIONS SET FORTH IN (A) ABOVE.

     THIS GLOBAL CERTIFICATE IS HELD BY THE DEPOSITARY (AS DEFINED IN THIS CERTIFICATE OF DESIGNATIONS GOVERNING THIS SECURITY) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRANSFER AGENT MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO
SECTION 15.3 OF THE CERTIFICATE OF DESIGNATIONS, (II) THIS GLOBAL CERTIFICATE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 15.3(a) OF THE CERTIFICATE OF

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

DESIGNATIONS, (III) THIS GLOBAL CERTIFICATE MAY BE DELIVERED TO THE TRANSFER AGENT FOR CANCELLATION PURSUANT TO SECTION 15.8 OF THE CERTIFICATE OF DESIGNATIONS AND (IV) THIS GLOBAL CERTIFICATE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY.









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

Certificate Number: 1                                      CUSIP No.:

Number of Shares of Preferred Stock:

        12 3/8% [Series B] Senior Exchangeable Preferred Stock due 2010 (par value $0.01 per share) (liquidation preference $100 per share)

                                      of

                       Packaging Corporation of America

     Packaging Corporation of America, a Delaware corporation (the "COMPANY"), hereby certifies that __________________________________________
_______________________________________ (the "HOLDER") is the registered owner of fully paid and non-assessable preferred securities of the Company designated the 12 3/8% [Series B] Senior Exchangeable Preferred Stock due 2010 (par value $0.01 per share) (liquidation preference $100 per share) (the "PREFERRED STOCK"). The shares of Preferred Stock are transferable on the books and records of the Registrar, in person or by a duly authorized attorney, upon surrender of this certificate duly endorsed and in proper form for transfer. The designation, rights, privileges, restrictions, preferences and other terms and provisions of the Preferred Stock represented hereby are issued and shall in all respects be subject to the provisions of the Certificate of Designations, Preferences and Relative, Participating, Optional and Other Special Rights of Preferred Stock and Qualifications, Limitations and Restrictions Thereof, dated April 9, 1999, as the same may be amended from time to time (the "CERTIFICATE OF DESIGNATIONS"). The number of shares of Preferred Stock evidenced by this certificate shall be increased, from time to time, upon notice from the Company, for the payment of dividends in accordance with Section 3 of the Certificate of Designations. Capitalized terms used herein but not defined shall have the meaning given them in the Certificate of Designations. The Company will provide a copy of the Certificate of Designations to a Holder without charge upon written request to the Company at its principal place of business.

     Reference is hereby made to select provisions of the Preferred Stock set forth on the reverse hereof, and to the Certificate of Designations, which select provisions and the Certificate of Designations shall for all purposes have the same effect as if set forth at this place.

     Upon receipt of this certificate, the Holder is bound by the Certificate of Designations and is entitled to the benefits thereunder.

     Unless the Transfer Agent's Certificate of Authentication hereon has been properly executed, these shares of Preferred Stock shall not be entitled to any benefit under the Certificate of Designations or be valid or obligatory for any purpose.



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

     IN WITNESS WHEREOF, the Company has executed this certificate this ___ day of_______, ____.

                                   PACKAGING CORPORATION OF AMERICA



                                   By:
                                       ---------------------------------
                                        Name:
                                        Title:



                                   By:
                                       ---------------------------------
                                        Name:
                                        Title:




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

     TRANSFER AGENT'S CERTIFICATE OF AUTHENTICATION

     This certificate evidences the number of shares of the Preferred Stock set forth on the face hereof, which Preferred Stock is referred to in the within-mentioned Certificate of Designations.

     Dated:
            ---------------

                                    UNITED STATES TRUST COMPANY OF NEW YORK,
                                      as Transfer Agent,



                                    By:
                                        --------------------------------------
                                         Authorized Signatory




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

                             [REVERSE OF SECURITY]

     Dividends on each share of Preferred Stock shall be payable at a rate per annum set forth in the face hereof or as provided in the Certificate of Designations.

     The shares of Preferred Stock shall be redeemable as provided in the Certificate of Designations. The shares of Preferred Stock shall be exchangeable at the Company's option into the Company's 12 3/8% Subordinated Exchange Debentures due 2010 in the manner and according to the terms set forth in the Certificate of Designations.

     As required under Delaware law, the Company shall furnish to any Holder upon request and without charge, a full summary statement of the designations, voting rights, preferences, limitations and special rights of the shares of each class or series authorized to be issued by the Company so far as they have been fixed and determined and the authority of the Board of Directors to fix and determine the designations, voting rights, preferences, limitations and special rights of the class and series of shares of the Company.

                                   ASSIGNMENT


     FOR VALUE RECEIVED, the undersigned assigns and transfers the shares of Preferred Stock evidenced hereby to: _________________________________________

______________________________________________________________________________

______________________________________________________________________________

     (Insert assignee's social security or tax identification number)

______________________________________________________________________________

______________________________________________________________________________

     (Insert address and zip code of assignee)

     and irrevocably appoints:

______________________________________________________________________________

______________________________________________________________________________
agent to transfer the shares of Preferred Stock evidenced hereby on the books of the Transfer Agent and Registrar. The agent may substitute another to act for him or her.

     Date:
           -------------------------

     Signature:
                --------------------------

     (Sign exactly as your name appears on the other side of this Preferred Stock Certificate)

     Signature Guarantee:*
                         ----------------------------------




---------------------
     *(Signature must be guaranteed by an "eligible guarantor institution" that is, a bank, stockbroker, savings and loan association or credit union meeting the requirements of the Registrar, which requirements include membership or participation in the Securities Transfer Agents Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.)



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